Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dennis P. Calvert, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BioLargo, Inc. on Form 10-K for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: March 31, 2020	/s/ DENNIS P. CALVERT
Dennis P. Calvert Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

I, Charles K. Dargan II, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BioLargo, Inc. on Form 10-K for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: March 31, 2020	/s/ CHARLES K. DARGAN II
Charles K. Dargan II Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.